McGLADREY & PULLEN
Certified Public Accountants                       McGladrey & Pullen, LLP
                                                   One Valley Square, Ste. 250
                                                   512 Township Line Road
                                                   Blue Bell, PA 19422-2700
                                                   O 215-641-8600 F 215-641-8680




Consent of Independent Registered Public Accounting Firm






We consent to the incorporation by reference in this Registration Statement of Parke Bancorp, Inc. on Form S-8 of our report, dated January 19, 2005, appearing in the Annual Report on Form 10- KSB of Parke Bank for the year ended December 31, 2004.








                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
September 7, 2005                                    McGladrey & Pullen, LLP

Blue Bell, Pennsylvania


McGladrey & Pullen, LLP is a member firm of RSM International- an affiliation of separate and independent legal entities.